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                                                                       Exhibit 7

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Accounting and actuarial experts" and "Financial statements of John Hancock and the Account" in the Prospectus and to the use of our report dated February 8, 2002, with respect to the financial statements of John Hancock Variable Life Insurance Account UV and our report dated March 1, 2002, with respect to the financial statements of John Hancock Life Insurance Company, included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, No. 333-91448).

                                                  /s/ ERNST & YOUNG LLP

Boston, Massachusetts
September 20, 2002